UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-200-8348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(Address, Including Zip Code of Principal Executive Offices)

863-937-8985

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CODA	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement

On November 27, 2019, Coda Octopus Group, Inc. (the “Company”) entered into an agreement for a revolving line of credit (the “Credit Line”) with its existing bankers, HSBC Bank USA, N.A. as lender (the “Lender”). The Credit Line allows the Company to borrow from time to time up to $4,000,000. Interest on principal amounts borrowed accrues at the prime rate as published in the Wall Street Journal and is payable monthly commencing on January 1, 2020. All principal amounts and accrued but unpaid interests are due and payable on September 30, 2020, unless annually renewed at Lender’s sole and absolute discretion. Loan proceeds may be used for working capital and other business purposes, including for expansion opportunities that may become available.

To date, the Company has not borrowed any funds under the Credit Line and it has no current intent to borrow any funds under the arrangement in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2019

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer